SCHEDULE A*

                   TO THE SUB-ADMINISTRATION AGREEMENT BETWEEN

                CITI FUND SERVICES OHIO, INC. AND ABERDEEN ASSET

                                MANAGEMENT, INC.



                                      FUNDS


Aberdeen Global Financial Services Fund
Aberdeen Health Sciences Fund
Aberdeen Natural Resources Fund
Aberdeen Technology and Communications Fund
Aberdeen Small Cap Fund
Aberdeen Tax-Free Income Fund
Aberdeen U.S. Equity Fund
Aberdeen Equity Long-Short Fund
Aberdeen China Opportunities Fund
Aberdeen Developing Markets Fund
Aberdeen Global Utilities Fund
Aberdeen International Equity Fund
Aberdeen Select Worldwide Fund
Aberdeen Optimal Allocations Fund: Growth
Aberdeen Optimal Allocations Fund: Moderate Growth
Aberdeen Optimal Allocations Fund: Moderate
Aberdeen Optimal Allocations Fund: Specialty
Aberdeen Optimal Allocations Fund: Defensive
Aberdeen Core Plus Income Fund
Aberdeen Core Income Fund
Aberdeen Asia Bond Institutional Fund
Aberdeen Global Fixed Income Fund
Aberdeen Global Small Cap Fund
Aberdeen International Equity Institutional Fund
Aberdeen Emerging Markets Institutional Fund
Aberdeen Asia-Pacific (ex-Japan) Equity Institutional Fund

*As most recently approved at the September 9, 2009 Board Meeting.